1 C:\Users\LICH5726\Documents\HF FOODS GROUP Ni_Transition and Release Agreement Final Execution version - 2 23 21.DOCX EXECUTION VERSION SEPARATION AGREEMENT This Separation Agreement (the “Agreement”) is between HF Foods Group, Inc., a Delaware corporation (the “Company”), and Zhou Min Ni (“Executive”, with the Company, the “Parties”), dated as of February 23, 2021. This Agreement is effective on the date both Parties sign it, provided Executive does not revoke the Agreement within 7 days in accordance with Section 17(c) of this Agreement (the “Effective Date”). In consideration of the Executive’s execution and non-revocation of this Agreement, which includes a release of claims in favor of the Company, upon or within twenty one (21) days after the Separation Date described below (“Signature”), subject to the review and revocation period provided in Paragraph 17 below, and the mutual promises and commitments made in this Agreement, and intending to be legally bound, the Company and Executive agree to the terms set forth in this Agreement. 1. Conclusion of Employment. Executive has voluntarily decided to resign from the employ of the Company and his last day of employment with the Company is February 23, 2021 2021 (the “Separation Date”). In consideration for Executive entering this Agreement, the Company agrees that in any Company press releases or statements to third-parties, the Company will characterize Executive’s separation from the Company as a voluntary resignation. Following the Separation Date (within ten (10) business days), the Company will provide Executive with Executive’s final paycheck, which will include all of Executive’s wages due through March 31, 2021, and payment for any accrued but unused vacation, if any, through the Separation Date, less applicable taxes and withholdings, in accordance with applicable law. The Parties previously entered into an employment agreement, dated August 14, 2018 (the “Employment Agreement”), and agree that this Agreement shall supersede the Employment Agreement in all respects, except as otherwise specifically set forth herein. Executive also agrees that he will cease serving as Chief Executive Officer of the Company and as Chair and a member of the Board of Directors (“Board”) of the Company, and from any positions he holds with the entities listed on Exhibit A, as of the Separation Date. 2. Continuation Benefits and Expense Reimbursements. The Company at its sole expense shall continue to provide Executive with the following continuation benefits: (a) If Executive timely elects continued health coverage under COBRA for Executive and Executive’s covered dependents under the Company’s group health plans, then, following the Separation Date, the Company shall pay the COBRA premiums necessary to continue Executive’s and Executive’s covered dependents’ health insurance through COBRA at the contribution level in effect on the Separation Date until the earliest of: (1) the date that is twelve (12) months after the Separation Date; (2) the date Executive becomes eligible for health insurance coverage from a new employer; or (3) the date Executive is no longer eligible to continue coverage under COBRA; and (b) To the extent Executive incurs expenses traveling anywhere for any purposes requested by the Company, the Company shall reimburse Executive for all such costs he incurs, including costs related to private car transport or first class air travel. 3. General Release. (a) When used in this Agreement, the term “Company Parties” means the Company and its predecessors, successors, parents, subsidiaries, and benefit plans, its other entities, and its insurers, and its and their trustees, officers, managers, partners, supervisors, employees, attorneys, members, agents, board

C:\Users\LICH5726\Documents\HF FOODS GROUP Ni_Transition and Release Agreement Final Execution version - 2 23 21.DOCX 2 members and consultants (in their official, individual and all other capacities), and the predecessors, successors and assigns of any and all of them (including, without limitation, the Company), and all persons or entities, whether known or unknown, acting by, with, for, through, under, or in concert with any of them. When used in this Agreement, the word “Executive Parties” means Executive and Executive’s heirs, spouse, executors, administrators, and assigns. (b) In consideration of the promises of the Company set forth in this Agreement, and specifically the provisions of Section 1, which require wages to be paid through March 31, 2021, and 2(a), both of which are in addition to compensation to which Executive is entitled, and intending to be legally bound, Executive Parties hereby irrevocably release and forever discharge all Company Parties from any and all causes of action, civil actions, claims for any and all losses, awards, and all forms of relief (including, but not limited to, legal, equitable and declaratory relief), claims for damages (including, but not limited to, damages for personal injury, emotional distress or harm, harm to reputation, loss of enjoyment of life, compensatory damages, exemplary damages, liquidated damages and punitive damages), claims for costs or expenses (including, but not limited to, costs or expenses connected with any administrative charge or complaint, or litigation), claims for fees (including, but not limited to, attorneys’ fees and experts’ fees), claims for, or rights to, personal relief, awards or recovery in connection with, or as a result of, any lawsuit, civil action, government action or proceeding, brought or initiated by any person or entity, public or private, including, but not limited to, the Equal Employment Opportunity Commission, and complaints, contracts, obligations, liabilities, promises, and claims of every other kind, whether known or unknown, that Executive Parties (on behalf of Executive, on behalf of Executive’s heirs, spouse, executors, administrators and assigns, and on behalf of any other person or entity,) ever had, now has, or may have against, or pertaining to, any or all of the Company Parties, based on, relating to, involving, or arising from any cause, decision, event, matter, omission, statement or any other thing, existing or occurring at any time up to and including the time when Executive signs this Agreement (all of which are sometimes referred to collectively in this Agreement as the “Executive Claims”). Executive Parties are not waiving or releasing any rights or claims that may arise after this Agreement is executed by Executive. (c) Executive understands and agrees that the Executive Claims released in Section 3(b) of this Agreement include, but are not limited to: (i) any and all Executive Claims based on any law, statute, or constitution or based on contract or in tort or based on common law; (ii) any and all Executive Claims based on or arising under any civil rights laws, labor laws, or employment laws, such as Title VII of the Civil Rights Act of 1964, Section 1981 of U.S.C., the Americans With Disabilities Act of 1990, the ADA Amendments Act of 2008, the Civil Rights Act of 1991, the Genetic Information Non-discrimination Act, the Equal Pay Act, the Employee Retirement Income Security Act (regarding unvested benefits and including, but not limited to, claims for breach of fiduciary duty under ERISA), the Family and Medical Leave Act of 1993, the Age Discrimination in Employment Act of 1967, the Older Workers Benefits Protection Act, the Lilly Ledbetter Fair Pay Act of 2009 (including, without limitation, any and all amendments of such laws and all regulations issued pursuant to any such laws), the North Carolina Equal Employment Practices Act, North Carolina Persons with Disabilities Protection Act, North Carolina Civil Rights Law, North Carolina Lawful Products Use Law, North Carolina Hemoglobin/Genetic Information Anti-Discrimination Law, North Carolina Retaliatory Employment Discrimination Act, North Carolina Leave for Parent Involvement in Schools Law, as well as any and all wrongful termination claims, breach of contract claims, discrimination claims, harassment claims, retaliation claims, whistleblower claims (to the fullest extent they may be released under applicable law), defamation or other tort claims, and claims for attorneys’ fees and costs; (iii) any and all Executive Claims under any grievance or complaint procedure of any kind; (iv) any and all Executive Claims based on or arising out of or related to Executive’s recruitment by, employment with, the conclusion of Executive’s employment with, Executive’s performance of any services in any capacity for, or any business transaction with, any

C:\Users\LICH5726\Documents\HF FOODS GROUP Ni_Transition and Release Agreement Final Execution version - 2 23 21.DOCX 3 or all of the Company Parties; (v) any and all Executive Claims for a personal relief, awards or recovery based on any actions taken by any government entity including, but not limited to, any administrative agency, department or commission, as well as any actions taken by any person or other entity; (vi) any and all Executive Claims pursuant to 42 U.S.C. section 1395y(b)(3)(A); (vii) any and all Claims for any and all Releasors’ attorneys’ fees, costs or expenses relating to this Agreement; and (vii) any and all Executive Claims that any and all Executive Parties do not know to exist or do not suspect to exist in any and all Executive Parties’ favor or potentially in any and all Executive Parties’ favor, as well as Executive Claims known to exist or suspected to exist by any and all Executive Parties. Executive understands and agrees that the release of Executive Claims in Sections 3(b)-(c) is a general release and is to be interpreted and/or applied broadly in favor of the Company and the other Company Parties. Executive agrees and covenants not to sue the Company with respect to matters that have been released by this Agreement, subject to this Section 3(c) and as otherwise required by law. Nothing herein waives any rights of Executive to pursue claims against the Company for the Company’s breach of any terms and conditions of this Agreement. Executive understands and agrees that nothing in this Agreement restricts or prohibits any Executive Party from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including the U.S. Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General (collectively, the “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. However, to the maximum extent permitted by law, Executive understands and agrees that he and any Executive Parties are waiving any right to receive any individual monetary relief from the Company or any others covered by the Release contained in Section 3(b) resulting from such claims or conduct, regardless of whether Executive or another party has filed them, and in the event Executive obtains such monetary relief, the Company will be entitled to an offset for the payments made pursuant to this Agreement. This Agreement does not limit Executive’s right to receive an award from any Regulator that provides awards for providing information relating to a potential violation of law. 4. Executive Claims Not Waived. Notwithstanding anything in this Agreement to the contrary, Executive is not waiving nor releasing: (i) any rights to vested accrued benefits under the Company’s employee benefit plans; (ii) any rights to defense and indemnification (as described in Section 6 below) and under directors and officers insurance with respect to his service as an employee or officer of the Company or member of the Board; (iii) claims arising after the date on which Executive sign this Agreement; (iv) claims that are not otherwise waivable under applicable law; and (v) rights or claims related to enforcement of this Agreement. 5. Stock Restriction. Executive agrees that he shall not sell any of his shares of Company stock during the 12-month period following his Separation Date, at more than 1% of the average daily volume for the previous 30 trading days. 6. Indemnification. The Company acknowledges and agrees that Executive remains eligible for Indemnification as set forth in the Employment Agreement and any indemnification policies or plans of the Company applicable to Executive. 7. Confidentiality; Injunction. Executive shall continue to be bound by the Restrictive Covenants as set forth in the Employment Agreement, including the Confidentiality And Non-Compete obligations and the Injunction provision in Sections 11(a), (b) and 12 of the Employment Agreement, which shall continue after the Separation Date; provided. however, that Company and Executive agree that the Non-

C:\Users\LICH5726\Documents\HF FOODS GROUP Ni_Transition and Release Agreement Final Execution version - 2 23 21.DOCX 4 Compete terms under Section 11(b) shall apply for twelve consecutive months following the Effective Date. 8. Cooperation. Except as expressly permitted or required by this Agreement or by law, Executive agrees that following the Effective Date, Executive shall fully cooperate with the Company in investigating, defending, prosecuting, litigating, filing, initiating or asserting any actual or potential claims or investigations that may be made by or against the Company to the extent that such claims or investigations may relate to any matter in which Executive was involved (or alleged to have been involved) while employed with the Company or of which Executive has knowledge by virtue of Executive’s employment with the Company (collectively, “Proceedings”); provided that the obligations in this Section shall in no way require Executive to cooperate in any such Proceedings that involve claims against Executive individually, in the reasonable good faith judgment of the Board, that are or may likely be clearly inconsistent with the position of the Company, or that could subject Executive to civil or criminal liability. When requesting Executive’s cooperation under this Section, the Company will reasonably take into consideration Executive’s personal and business commitments, will give the Executive as much advance notice as reasonably possible, and ask that Executive be available at such time or times, and at such location or locations, as are reasonably convenient and agreeable to the Company and Executive. Upon submission of appropriate documentation, Executive shall be reimbursed for reasonable and pre-approved out-of-pocket expenses incurred in rendering such cooperation; provided that any travel expenses will be reimbursed in accordance with Section 2(b) of this Agreement. If for any reason the Executive or the Company determines that a conflict of interest may exist between Executive and the Company in providing such cooperation, the Parties agree that Executive may obtain his own separate legal counsel of his choice to meet his obligations under this Section. 9. Mutual Non-Disparagement. Executive agrees and covenants that Executive shall not at any time make, publish, or communicate to any person or entity or in any public forum any defamatory, or maliciously false, or disparaging remarks, comments, or statements concerning the Company, or anyone Executive actually knows or reasonably should know is a trustee, employee, officer, or director of the Company. The Company agrees and covenants that the Company shall not (and the Company shall similarly instruct its officers, directors, employees, and agents not to) make, publish, or communicate to any person or entity or in any public forum any defamatory, or maliciously false, or disparaging remarks, comments, or statements concerning Executive. 10. Assignment and Binding. The Executive and Company shall continue to be bound by the Assignment and Binding provision of the Employment Agreement. 11. Waiver; Notice. The Executive and Company shall continue to be bound by the Waiver and Notice provisions of the Employment Agreement. 12. No Admissions. Neither the offer of this Agreement, nor this Agreement itself, nor any of its terms, is an admission, or shall be construed to be an admission, of any wrongdoing or liability by each or any of the Company Parties, or by Executive. 13. Severability. All parts of this Agreement are severable. If any part of this Agreement or the application of any part of this Agreement to any person, to any circumstance, or to any Executive Claims is determined by any court with jurisdiction to be unlawful, unenforceable, invalid, void or voidable to any extent for any reason, (i) the application of such part of this Agreement to any other person, to any other circumstance, or to any other Executive Claims or Company Claims will not be affected, and (ii) all other parts of this Agreement will remain in full force and will be enforceable to the fullest and greatest extent permitted by law. If any court of competent jurisdiction determines that any part of this Agreement is unlawful, invalid, unenforceable, void or voidable, the court may reform such part of this Agreement to limits that it finds to be lawful, valid and enforceable.

C:\Users\LICH5726\Documents\HF FOODS GROUP Ni_Transition and Release Agreement Final Execution version - 2 23 21.DOCX 5 14. Choice of Law; Arbitration. This Agreement shall, in all respects, be governed by and interpreted under and in accordance with the laws of the state of North Carolina (excluding any conflict of law rule or principle), or any applicable federal law. Executive shall continue to be bound by the Arbitration provision in the Employment Agreement in all respects. 15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument. 16. Entire Agreement; Amendment. This Agreement together with the Voting Agreement described below constitute a complete and final agreement between the parties, and supersedes and replaces all prior or contemporaneous agreements, negotiations, or discussions relating to the subject matter of this Agreement, including the Employment Agreement except as specifically stated otherwise herein. Except for as provided in this Agreement, the Company shall have no further obligations as to the Executive. This Agreement may only be amended with a written agreement signed by both Parties. In addition, Executive, the Company and certain other parties entered into that certain Voting Agreement dated November 4, 2019 (the “Voting Agreement”). Executive agrees, on behalf of himself and the other parties to the Voting Agreement which he controls that the provisions of Sections 2.1(b),(d) and (e) and 2.4 of the Voting Agreement (as it relates only to Executive, not Mr. Zhang) are no longer applicable or enforceable such that the provisions of this Agreement now control and further, for the avoidance of doubt, that the Company may elect one or two new independent members of the Board and a new Chair, following usual NASDAQ procedures and not the terms of the Voting Agreement which are stated herein as no longer applying. 17. Execution, Review, and Revocation. (a) Executive is advised, and acknowledges that Executive has been advised, to consult with, and has consulted with an attorney before signing this Agreement. (b) Executive acknowledges and agrees that he has been given twenty-one (21) days to review this Agreement (“Signature Review Period”). Executive acknowledges and agrees that the Company has provided him with the Signature Review Period so he can consider the terms and conditions of this Agreement. The signed Agreement must be returned to: Peter Zhang, CEO, peterzhang@hffoodsgroup.com. The date this Agreement is returned to the Company pursuant to this Section 17(b) is referred to as a “Submission Date”. (c) Executive acknowledges and agrees that this Agreement will not be effective or enforceable until eight (8) days following the date he provides his Signature and that it may be revoked by Executive within the seven (7)-day period following the Signature by either delivering a signed revocation notice to Peter Zhang, CEO, peterzhang@hffoodsgroup.com, so that it is postmarked no later than seven (7) days after the Submission Date. If Executive timely revokes this Agreement after the date he provides his Signature, the Agreement shall be null and void in its entirety. (d) Executive acknowledges and agrees that he may sign the Agreement prior to the end of the Signature Review Period. (e) Executive acknowledges and agrees that changes to the Company’s offer contained in this Agreement, whether material or immaterial, will not re-start the twenty-one (21) day review period provided for above. (f) Executive acknowledges and agrees that he is signing this Agreement voluntarily, with full knowledge of the nature and consequences of its terms. (g) Executive acknowledges and agrees that this Agreement was given to Executive on February 19, 2021. 18. Section 409A. This Agreement is intended to comply with the requirements of section 409A of the Code or an exception, and shall be administered accordingly. Notwithstanding anything in the

C:\Users\LICH5726\Documents\HF FOODS GROUP Ni_Transition and Release Agreement Final Execution version - 2 23 21.DOCX 6 Agreement to the contrary, distributions may only be made under the Agreement upon an event and in a manner permitted by section 409A or an applicable exemption. Payments to be made upon a conclusion of employment under this Agreement may only be made upon a “separation from service” under section 409A. For purposes of section 409A, each payment shall be treated as a separate payment. In no event may Executive, directly or indirectly, designate the calendar year of a payment. [Signature Page Follows]

C:\Users\LICH5726\Documents\HF FOODS GROUP Ni_Transition and Release Agreement Final Execution version - 2 23 21.DOCX 8 Exhibit A List of Entities HF FOODS GROUP INC. SUBSIDIARIES HF Group Holding Corporation Han Feng, Inc. Truse Trucking, Inc. Morning First Delivery, Inc. R&N Holdings, LLC R&N Lexington, LLC Kirnsway Manufacturing, Inc. Chinesetg, Inc. New Southern Food Distributors, Inc. B&B Trucking Services, Inc. Kirnland Food Distribution, Inc. HG Realty LLC R&N Charlotte, LLC HF Foods Industrial, L.L.C.